EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-28737, 333-28737-02, 333-28737-04, 333-46775, 333-46775-01, 333-46775-02, and 33-74162) and on Form S-8 (Nos. 33-52148, 333-19131, 333-27697, 333-27699, 333-27701, 333-27703, 333-47398 and 333-47322).

/s/ Arthur Andersen LLP

San Antonio, Texas
March 14, 2001